Exhibit 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports 2010 Third Quarter Operating Results

•	Net revenue for the radio stations (Radio Markets segment) increased 3.7% for the quarter ended September 30, 2010 as compared to the prior year quarter

•	Consolidated net income for quarter ended September 30, 2010 was $3.6 million compared to a consolidated net loss of $21.3 million for same period in 2009

•

Adjusted EBITDA was $66.1 million for the third quarter of 2010 compared to $52.6 million for the third quarter of 2009, a $13.5 million increase, or 25.7%. Operating income decreased approximately $4.0 million or 10.5% as compared to the prior year quarter, primarily due to an increase in depreciation and amortization expense of $17.3 million.

•	Consolidated net revenue for the three months ended September 30, 2010 increased 2.6% as compared to the prior year quarter

•	Cash on hand has increased to over $122 million as of September 30, 2010

Las Vegas, Nevada – November 15, 2010 – Citadel Broadcasting Corporation (OCTCBB: CDELA, CDELB, & CDDGW) today reported certain results for the quarter and nine months ended September 30, 2010.

Farid Suleman, Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The combination of revenue growth at our Radio Markets segment and a reduction in operating expenses, including lower programming costs at both our Radio Network and Radio Markets segments, continues to result in significant Adjusted EBITDA improvements. For the quarter ended September 30, 2010, Adjusted EBITDA increased approximately $13.5 million, or 25.7%, and for the nine months ended September 30, 2010, Adjusted EBITDA of $183.0 million is up approximately $46.0 million, or 33.6%. In addition, our free cash flow generated during the third quarter exceeded $40 million.”

The discussion and analysis below of the Company’s results for the nine months ended September 30, 2010 combines the results of the Company in 2010 prior to the emergence of bankruptcy through May 31, 2010 (the “Predecessor”), with the results of the Company post emergence from bankruptcy, from June 1, 2010 through September 30, 2010 (the “Successor”). This presentation is not in accordance with accounting principles generally accepted in the United States as the periods are not comparable since the Company’s emergence from bankruptcy resulted in a new reporting entity; however, the Company believes the combined results allow for a comparison of the three and nine months ended September 30, 2010, both Predecessor and Successor, to the three and nine months ended September 30, 2009 of the Predecessor. For more information regarding the Predecessor and Successor results, please see the Company’s Form 10-Q for the quarter ended September 30, 2010, which is expected to be filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2010.

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
	(In thousands)

Net revenue	$188,604	$183,810	$548,055	$530,762
Operating income	33,957	37,969	127,077	(891,872)
Segment operating income	70,875	57,733	198,406	153,058

Net revenue for the third quarter of 2010 was $188.6 million as compared to $183.8 million for the third quarter of 2009, an increase of $4.8 million, or 2.6%. This increase was due to a $5.7 million revenue increase, or 3.7%, at our Radio Markets segment. Revenue at our Radio Network segment decreased by $1.1 million in part due to the elimination of certain programs. The increase in revenue at our Radio Markets segment is primarily due to increases in both national and local advertising. Both the larger metropolitan markets as well as the medium to small metropolitan markets contributed to the overall growth.

Operating income for the third quarter of 2010 was $34.0 million as compared to $38.0 million in the corresponding 2009 period, a decrease of $4.0 million, or 10.5%. This decrease in operating income is primarily due to an increase in depreciation and amortization expense of $17.3 million as a result of the application of fresh-start accounting requiring the Company to fair value its assets as of the fresh-start date partially offset by an increase in segment operating income of approximately $13.2 million (See below).

Segment operating income (a non-GAAP financial measure generally defined as operating income (loss) adjusted to exclude depreciation and amortization, asset impairment charges, non-cash compensation, corporate general and administrative expenses, local marketing agreement fees, and other, net) was $70.9 million for the third quarter of 2010, compared to $57.7 million for the third quarter of 2009. This increase of $13.2 million, or 22.9%, was due to a $9.0 million increase at our Radio Markets segment and a $4.1 million increase at our Radio Network segment.

Adjusted EBITDA (a non-GAAP financial measure, which we define as segment operating income less local marketing agreement fees and corporate general and administrative expenses, exclusive of non-cash compensation) was $66.1 million for the third quarter of 2010 compared to $52.6 million for the third quarter of 2009, a $13.5 million increase, or 25.7%.

As of September 30, 2010, the Company’s total borrowings were $760.6 million and cash on hand was approximately $122 million. For the quarter ended September 30, 2010, the Company generated free cash flow (a non-GAAP financial measure generally defined as net income (loss) (i) plus depreciation and amortization, non-cash compensation expense, other, net, interest expense and income tax expense (ii) less capital expenditures, cash paid for interest and cash taxes) of $40.5 million.

Segment Results

The table below presents net revenue and segment operating income for the Company for the three and nine months ended September 30, 2010 and 2009.

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
		(In thousands)
Net revenue:
Radio Markets	$161,518	$155,788	$464,160	$442,877
Radio Network	28,329	29,364	87,570	91,302
Eliminations	(1,243)	(1,342)	(3,675)	(3,417)

Net revenue	$188,604	$183,810	$548,055	$530,762

Segment operating income:
Radio Markets	$67,249	$58,229	$185,768	$155,425
Radio Network	3,626	(496)	12,638	(2,367)

Segment operating income	$70,875	$57,733	$198,406	$153,058

Bankruptcy Proceedings

On December 20, 2009, the Company and certain of its subsidiaries (collectively the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). In connection with the Chapter 11 cases, on February 3, 2010, the Debtors filed with the Court a proposed joint plan of reorganization and a related disclosure statement pursuant to Chapter 11 of the Bankruptcy Code. On March 15, 2010, the Debtors filed with the Court a first modified joint plan of reorganization and on May 10, 2010, the Debtors filed a second modified joint plan of reorganization (as modified, the “Plan”) pursuant to Chapter 11 of the Bankruptcy Code. On May 19, 2010, the Bankruptcy Court entered an order confirming the Plan, and on May 26, 2010, the Federal Communications Commission granted the long form applications for transfer of control of the Company’s FCC licenses to the new stockholders of the Successor. On June 3, 2010 (the “Effective Date”), the Debtors consummated their reorganization and the Plan became effective. The distribution of securities of the Company under the Plan was made on the Effective Date.

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 166 FM stations and 59 AM stations in the nation’s leading markets, in addition to owning and operating the Citadel Media business, which is among the largest radio networks in the United States. For more information, visit www.citadelbroadcasting.com.

Forward-Looking Statements

This press release, as well as other statements made by the Company may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, expressed or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts and leases that are critical to its operations; (iv) the potential adverse impact of the chapter 11 cases on the Company’s liquidity, results of operations and business relations; (v) the ability of the Company to execute its business plans and strategy; (vi) the ability of the Company to attract, motivate and/or retain key executives and associates; (vii) general economic or business conditions affecting the radio broadcasting industry being less favorable than expected; (viii) increased competition in the radio broadcasting industry; (ix) the impact of current or pending legislation and regulation, antitrust considerations, and pending or future litigation or claims; (x) changes in the financial markets; (xi) fluctuations in interest rates; (xii) changes in market conditions that could impair the Company’s goodwill or intangible assets; (xiii) changes in governmental regulations; (xiv) changes in policies or actions or in regulatory bodies; (xv) changes in uncertain tax positions and tax rates; (xvi) changes in capital expenditure requirements; and (xvii) those matters discussed under the captions “Forward-Looking Statements” and “Risk Factors” in Citadel Broadcasting Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the second and third quarter of 2010.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands)

(unaudited)

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009

Net revenue	$188,604	$183,810	$548,055	$530,762

Operating expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below, and including non-cash compensation expense of $296, $415, $822 and $1,116, respectively	70,036	76,395	208,770	229,522
Selling, general and administrative, including non-cash compensation expense of $1,030, $1,066, $1,815 and $2,891, respectively	49,019	51,163	143,516	152,189
Corporate general and administrative, including non-cash compensation expense of $4,732, $318, $5,409, and $4,906, respectively	9,373	5,156	20,094	20,164
Local marketing agreement fees	175	259	730	770
Asset impairment and disposal charges	—	—	—	985,653
Depreciation and amortization	24,861	7,554	44,818	28,025
Other, net	1,183	5,314	3,050	6,311

Operating expenses	154,647	145,841	420,978	1,422,634

Operating income	33,957	37,969	127,077	(891,872)

Reorganization items, net	—	—	(1,014,077)	—
Interest expense, net	20,546	64,583	44,631	128,020
Gain on extinguishment of debt	—	—	—	(428)
Write-off of deferred financing costs and debt discount upon extinguishment of debt and other debt-related fees	—	37	—	814

Income (loss) before income taxes	13,411	(26,651)	1,096,523	(1,020,278)

Income tax expense (benefit)	9,846	(5,400)	20,124	(235,065)

Net income (loss)	$3,565	$(21,251)	$1,076,399	$(785,213)

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

Reconciliation of Segment Operating Income and Adjusted EBITDA to Operating Income or Loss

The following table sets forth the Company’s segment operating income and Adjusted EBITDA for the quarter and nine months ended September 30, 2010 and 2009. The Company defines “segment operating income” as operating income (loss) adjusted to exclude the following amounts included in its statement of operations: depreciation and amortization, non-cash compensation, corporate general and administrative expenses, local marketing agreement fees, and other, net. The Company defines “Adjusted EBITDA” as segment operating income less local marketing agreement fees and corporate general and administrative expenses, exclusive of non-cash compensation.

Segment operating income and Adjusted EBITDA, among other things, are used by the Company’s management, including its Chief Executive Officer (its chief operating decision-maker), to evaluate the Company’s operating performance, to value prospective acquisitions, and as the basis of incentive compensation targets for certain management personnel. In addition, these measures are among the primary measures used by management, including its Chief Executive Officer, for the planning and forecasting of future periods. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income and Adjusted EBITDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), these measures should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income and Adjusted EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income and Adjusted EBITDA do not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, segment operating income and Adjusted EBITDA are not necessarily measures of the Company’s liquidity or its ability to fund its cash needs.

Segment operating income and Adjusted EBITDA do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As segment operating income and Adjusted EBITDA exclude certain financial information compared with operating income or loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of segment operating income and Adjusted EBITDA to operating income or loss, the most directly comparable amount reported under GAAP.

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
		(In thousands)
Segment operating income:
Radio Markets	$67,249	$58,229	$185,768	$155,425
Radio Network	3,626	(496)	12,638	(2,367)

Total segment operating income	70,875	57,733	198,406	153,058
Less:
Corporate general and administrative, excluding related portion of non-cash compensation	(4,641)	(4,838)	(14,685)	(15,258)
Local marketing agreement fees	(175)	(259)	(730)	(770)

Adjusted EBITDA	66,059	52,636	182,991	137,030
Less:
Asset impairment and disposal charges	—	—	—	(985,653)
Non-cash compensation expense	(6,058)	(1,799)	(8,046)	(8,913)
Depreciation and amortization	(24,861)	(7,554)	(44,818)	(28,025)
Other, net	(1,183)	(5,314)	(3,050)	(6,311)

Total operating income	$33,957	$37,969	$127,077	$(891,872)

Reconciliation of Net Income (Loss) to Free Cash Flow

Free cash flow is defined as net income (loss) (i) plus depreciation and amortization, non-cash compensation expense, other, net, interest expense and income tax expense (ii) less capital expenditures, cash paid for interest and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with net income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to net income or loss, the most directly comparable amount reported under GAAP.

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
		(In thousands)
Net income (loss)	$3,565	$(21,251)	$1,076,399	$(785,213)
Adjustments
Depreciation and amortization	24,861	7,554	44,818	28,025
Non-cash compensation expense	6,058	1,799	8,046	8,913
Asset impairment charges	—	—	—	985,653
Other, net	1,183	5,314	3,050	6,311
Reorganization items, net	—	—	(1,014,077)	—
Write-off of deferred financing costs and debt discount upon extinguishment of debt and other debt related fees	—	37	—	814
Gain on extinguishment of debt	—	—	—	(428)
Interest expense	20,546	64,583	44,631	128,020
Cash paid for interest	(21,448)	(25,696)	(52,984)	(76,806)
Income tax (benefit) expense	9,846	(5,400)	20,124	(235,065)
Taxes paid	(186)	(270)	(760)	(2,236)
Capital expenditures	(3,952)	(3,158)	(7,791)	(5,331)

Free cash flow	$40,473	$23,512	$121,456	$52,657

Reconciliation of Predecessor and Successor Periods

The following tables provide reconciliations of the Predecessor and Successor components of certain operating results for the nine month period ended September 30, 2010. The tables above for the nine month period ended September 30, 2010 combine the results of the Predecessor and Successor periods in 2010, which is not in accordance with GAAP, but which the Company believes is useful for management and investors to assess the Company’s ongoing financial and operational performance and trends.

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Period from June 1, 2010 through September 30, 2010	Period from January 1, 2010 through May 31, 2010	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
		(In thousands)
Net revenue	$252,631	$295,424	$548,055	$530,762
Operating income (loss)	47,941	79,136	127,077	(891,872)
Segment operating income	96,356	102,050	198,406	153,058

Segment Results

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Period from June 1, 2010 through September 30, 2010	Period from January 1, 2010 through May 31, 2010	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
		(In thousands)
Net revenue:
Radio Markets	$217,048	$247,112	$464,160	$442,877
Radio Network	37,246	50,324	87,570	91,302
Eliminations	(1,663)	(2,012)	(3,675)	(3,417)

Net revenue	$252,631	$295,424	$548,055	$530,762

Segment operating income:
Radio Markets	$91,745	$94,023	$185,768	$155,425
Radio Network	4,611	8,027	12,638	(2,367)

Segment operating income	$96,356	$102,050	$198,406	$153,058

Reconciliation of Segment Operating Income to Operating Income or Loss

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Period from June 1, 2010 through September 30, 2010	Period from January 1, 2010 through May 31, 2010	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
		(In thousands)
Segment operating income:
Radio Markets	$91,745	$94,023	$185,768	$155,425
Radio Network	4,611	8,027	12,638	(2,367)

Total segment operating income	96,356	102,050	198,406	153,058
Less:
Corporate general and administrative, excluding related portion of non-cash compensation	(6,326)	(8,359)	(14,685)	(15,258)
Local marketing agreement fees	(275)	(455)	(730)	(770)

Adjusted EBITDA	89,755	93,236	182,991	137,030
Less:
Asset impairment and disposal charges	—	—	—	(985,653)
Non-cash compensation expense	(6,165)	(1,881)	(8,046)	(8,913)
Depreciation and amortization	(33,453)	(11,365)	(44,818)	(28,025)
Other, net	(2,196)	(854)	(3,050)	(6,311)

Total operating income (loss)	$47,941	$79,136	$127,077	$(891,872)

Reconciliation of Consolidated Condensed Statements of Operations

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Period from June 1, 2010 through September 30, 2010	Period from January 1, 2010 through May 31, 2010	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
		(In thousands)
Net revenue	$252,631	$295,424	$548,055	$530,762

Operating expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below, and including non-cash compensation expense of $296, $526, $822 and $1,116, respectively	92,667	116,103	208,770	229,522
Selling, general and administrative, including non-cash compensation expense of $1,030, $785, $1,815 and $2,891, respectively	64,934	78,582	143,516	152,189
Corporate general and administrative, including non-cash compensation expense of $4,839, $570, $5,409, and $4,906, respectively	11,165	8,929	20,094	20,164
Local marketing agreement fees	275	455	730	770
Asset impairment and disposal charges	—	—	—	985,653
Depreciation and amortization	33,453	11,365	44,818	28,025
Other, net	2,196	854	3,050	6,311

Operating expenses	204,690	216,288	420,978	1,422,634

Operating income (loss)	47,941	79,136	127,077	(891,872)

Reorganization items, net	—	(1,014,077)	(1,014,077)	—
Interest expense, net	26,860	17,771	44,631	128,020
Gain on extinguishment of debt	—	—	—	(428)
Write-off of deferred financing costs and debt discount upon extinguishment of debt and other debt-related fees	—	—	—	814

Income (loss) before income taxes	21,081	1,075,442	1,096,523	(1,020,278)

Income tax expense (benefit)	14,387	5,737	20,124	(235,065)

Net income (loss)	$6,694	$1,069,705	$1,076,399	$(785,213)

Reconciliation of Net Income (Loss) to Free Cash Flow

	Successor	Predecessor	Predecessor & Successor	Predecessor
	Period from June 1, 2010 through September 30, 2010	Period from January 1, 2010 through May 31, 2010	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
		(In thousands)
Net income (loss)	$6,694	$1,069,705	$1,076,399	$(785,213)
Adjustments
Depreciation and amortization	33,453	11,365	44,818	28,025
Non-cash compensation expense	6,165	1,881	8,046	8,913
Asset impairment charges	—	—	—	985,653
Other, net	2,196	854	3,050	6,311
Reorganization items, net	—	(1,014,077)	(1,014,077)	—
Write-off of deferred financing costs and debt discount upon extinguishment of debt and other debt related fees	—	—	—	814
Gain on extinguishment of debt	—	—	—	(428)
Interest expense	26,860	17,771	44,631	128,020
Cash paid for interest	(28,506)	(24,478)	(52,984)	(76,806)
Income tax expense (benefit)	14,387	5,737	20,124	(235,065)
Taxes paid	(279)	(481)	(760)	(2,236)
Capital expenditures	(4,382)	(3,409)	(7,791)	(5,331)

Free cash flow	$56,588	$64,868	$121,456	$52,657

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670